                                  EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement on Form S-8 (File Nos. 33-78248, and 33-78250) of Signal Technology Corporation of our report dated February 13, 2001, except as to Note 9 which is as of February 27, 2001 and Note 10 which is as of March 7, 2001 relating to the consolidated financial statements and financial statement schedule, which appears in this Form 10-K.



/s/
PricewaterhouseCoopers LLP
Boston, Massachusetts
March 28, 2001